INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 31 to Registration Statement No. 33-480 and Amendment No. 35 to Registration Statement No. 811-4415 of College Retirement Equities Fund ("CREF") on Form N-3 of our reports dated February 5, 1998 relating to the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth and Equity Index Accounts of CREF incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statements.

                                               /s/ Ernst & Young LLP
                                               ---------------------
                                                   Ernst & Young LLP


New York, New York
April 26, 1999